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                                   MERGER OF
                            NATIONAL RE CORPORATION
                                 WITH AND INTO
                           N ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                             GENERAL RE CORPORATION

                                                                 August 29, 1996

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees

     In connection with the proposed merger (the 'Merger') of National Re Corporation ('National Re') with and into N Acquisition Corporation, a wholly owned subsidiary of General Re Corporation ('General Re'), each share of common stock, no par value per share, of National Re ('National Re Common Stock' or the 'Shares') will, subject to certain limitations, be converted into the right to receive (i) $53 in shares of common stock, par value $.50 per share, of General Re (the 'General Re Common Stock'), together with the attached preferred share purchase rights (the 'Stock Consideration'); provided that General Re will not issue more than .39259 nor less than .32121 shares of General Re Common Stock per share of National Re Common Stock or (ii) $53 in cash, without interest thereon (the 'Cash Consideration').

     Record holders of Shares may elect to receive Cash Consideration or Stock Consideration in the Merger by completing the enclosed Form of Election/Letter of Transmittal. Only record holders of Shares can execute the Form of Election/Letter of Transmittal and thus make an election as described in the enclosed materials. Such elections are subject to (i) the terms, conditions and limitations described in the Proxy Statement/Prospectus dated August 27, 1996 relating to the Merger (the 'Proxy Statement/Prospectus'), (ii) the terms of the Agreement and Plan of Merger, dated as of July 1, 1996 (the 'Merger Agreement'), attached as Annex I to the Proxy Statement/Prospectus and (iii) the instructions set forth in the Form of Election/Letter of Transmittal enclosed herewith.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Proxy Statement/Prospectus, dated August 27, 1996, relating to the Merger;

          2. The Form of Election/Letter of Transmittal pursuant to which a record holder of Shares may elect to receive the Cash Consideration or the Stock Consideration in the Merger;

          3. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

          4. A letter that may be sent to your clients for whose account you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining clients' instructions with respect to the Form of Election/Letter of Transmittal;


          5. A Notice of Guaranteed Delivery to be used if certificates for Shares are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit certificates for Shares covered by the Form of Election/Letter of Transmittal to reach American Stock Transfer & Trust Company, the Exchange Agent, by the current election deadline, 5:00 p.m., New York City time, on September 30, 1996; and

          6. A return envelope addressed to the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE DEADLINE FOR RECEIPT OF FORMS OF ELECTION/LETTERS OF TRANSMITTAL BY THE EXCHANGE AGENT IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 1996, UNLESS EXTENDED.

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     ALTHOUGH THERE CAN BE NO ASSURANCE THAT A HOLDER OF SHARES OF NATIONAL RE
COMMON STOCK WHO DESIRES TO RECEIVE THE CASH CONSIDERATION WILL RECEIVE SUCH CONSIDERATION AS TO ALL OF HIS OR HER SHARES, A HOLDER OF SHARES OF NATIONAL RE COMMON STOCK HAVING A PREFERENCE FOR THE CASH CONSIDERATION SHOULD MAKE AN ELECTION BECAUSE SHARES AS TO WHICH AN ELECTION HAS NOT BEEN MADE WILL RECEIVE THE STOCK CONSIDERATION IN THE MERGER. NONE OF GENERAL RE, NATIONAL RE, THE NATIONAL RE BOARD OF DIRECTORS OR THE GENERAL RE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. IF A STOCKHOLDER MAKES NO ELECTION, HE OR SHE WILL RECEIVE THE STOCK CONSIDERATION IN THE MERGER AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

     Failure of a record holder of Shares to complete properly and to return the Form of Election/Letter of Transmittal together with his or her Share certificates, or with an appropriate guarantee of delivery of Share certificates, to the Exchange Agent by the Election Deadline, or a record holder of Shares who cannot complete the procedure for delivery by book-entry transfer on a timely basis, and who fails to comply with the election procedures described in the Proxy Statement/Prospectus and the Form of Election/Letter of Transmittal (including the instructions thereto) will cause such holder's Shares to be converted into the right to receive the Stock Consideration without regard to the preference of such holder of Shares.

     Record holders of Shares whose Share certificates are not immediately available and who cannot deliver their Share certificates and all other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may deliver their Shares pursuant to the guaranteed delivery procedures described in Instruction 2 to the Form of Election/Letter of Transmittal.

     Requests for assistance may be directed to the Exchange Agent at its address or telephone number set forth on the first page of the Form of Election/Letter of Transmittal. Additional copies of the Proxy Statement/ Prospectus, the Form of Election/Letter of Transmittal or any of the enclosed materials may be obtained from the (i) Exchange Agent or (ii) D.F. King & Co., Inc., by calling (800) 669-5550.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF GENERAL RE, NATIONAL RE, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENTS OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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